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                                                                    Exhibit 3.10

                                 TRUST AGREEMENT

                                       OF

                        UBS PREFERRED FUNDING TRUST VII

                  TRUST AGREEMENT, dated as of March 22, 2006, between UBS PREFERRED FUNDING COMPANY LLC VII, a Delaware limited liability company (the "Grantor"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation (the "Trustee"). The Grantor and the Trustee hereby agree as follows:

                  1. The trust created hereby shall be known as "UBS Preferred Funding Trust VII", in which name the Trustee, or the Grantor to the extent provided herein, may cause the Trust to conduct its business, make and execute contracts, and sue and be sued.

                  2. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq. (the "Statutory
 Trust Act"), and that this Trust Agreement constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in the form attached hereto. The Trust is hereby established by the Grantor and the Trustee for the purpose of (i) issuing noncumulative preferred trust certificates (the "Trust Securities") representing undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in noncumulative preferred securities of the Grantor, and (ii) engaging in such other activities as are necessary, convenient or incidental thereto.

                  3. Concurrent with the first issuance of any Trust Securities by the Trust, the Grantor and the Trustee intend to enter into an amended and restated trust agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Trust Securities. Prior to the execution and delivery of such amended and restated trust agreement, the Trustee shall not have any duty or obligation hereunder or with respect to the Trust assets, except expressly as required by this Trust Agreement or by law.

                  4. Pursuant to Section 3806(b)(7) of the Statutory Trust Act, the Grantor, as agent of the Trust, (a) shall prepare or cause the preparation of and execute a Registration Statement on Form F-3 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of the Trust Securities (on a delayed or continuous basis); (b) shall prepare or cause the preparation of and execute on behalf of the Trust and file with the Luxembourg Stock Exchange, the New York Stock Exchange or any other stock exchange, as the case may be, a listing application and all other applications, statements, certificates, agreements, and other instruments as shall be necessary or desirable to cause the Trust Securities to be listed on the Luxembourg Stock Exchange, the New York Stock Exchange or any other stock exchange, as the case may be; (c) shall prepare, execute and file, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of

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attorney for service of process and other papers and documents as the Grantor, on behalf of the Trust, may deem necessary or desirable to register the Trust Securities under, or obtain for the Trust Securities an exemption from, the securities or "blue sky" laws of any jurisdictions; (d) shall negotiate the terms of, and execute on behalf of the Trust, such underwriting or purchase or placement agent agreements with one or more underwriters, managers or placement agents relating to the offer and sale of the Trust Securities; and (e) shall execute on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing. In the event that any filing referred to in clauses (b) or (c) above is required by (i) the Securities Act, (ii) the Securities and Exchange Act of 1934, as amended, (iii) the rules and regulations of the Luxembourg Stock Exchange, the New York Stock Exchange or any other stock exchange, as the case may be, (iv) any state securities or blue sky laws or (v) any other applicable laws to be executed on behalf of the Trust by the Trustee, the Trustee is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Wilmington Trust Company, in its capacity as a Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless and to the extent expressly required by the foregoing enumerated laws, rules or regulations.

                  5. This Trust Agreement may be executed in one or more counterparts.

                  6. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Grantor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than one (1); and provided, further, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity that has its principal place of business in the State of Delaware and meets any other requirements imposed by applicable law. Subject to the foregoing, the Grantor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon 30 days' prior notice to the Grantor.

                  7. The recitals contained in this Trust Agreement shall be taken as statements of the Grantor, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the value or condition of the property of the Trust or any part thereof. The Trustee makes no representations as to the validity or sufficiency of this Trust Agreement or any other document pertaining to the Trust.

                  8.       (a)      The Trustee and its officers, directors,
agents and employees (collectively, the "Fiduciary Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Grantor or any holder of the Trust Securities (the Trust, the Grantor and any holder of the Trust Securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim

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incurred by reason of the Fiduciary Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

                  (b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust Securities might properly be paid.

                  (c) No provision of this Trust Agreement shall be deemed to require any of the Fiduciary Indemnified Persons to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if such person shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

                  9. The Grantor agrees, to the fullest extent permitted by applicable law,

                           (a) to indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of gross negligence or willful misconduct with respect to such acts or omissions; and

                           (b) to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

                  10. The provisions of Section 9 shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Trustee.

                  11. The Trust may terminate without issuing any Trust Securities at the election of the Grantor.

                  12. This Trust Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

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                  IN WITNESS WHEREOF, the parties hereto have caused this Trust
Agreement to be duly executed as of the day and year first above written.

                                          UBS PREFERRED FUNDING COMPANY LLC VII,
                                          as Grantor

                                          By:  UBS AG,
                                               as Member

                                          By:  /s/ Niall O'Toole
                                               --------------------------------
                                               Name:   Niall O'Toole
                                               Title:  Executive Director

                                          By:  /s/ Anneliese Schwyter
                                               --------------------------------
                                               Name:   Anneliese Schwyter
                                               Title:  Managing Director

                                          WILMINGTON TRUST COMPANY,
                                          as Trustee

                                          By:  /s/ W. Thomas Morris, II
                                               --------------------------------
                                               Name:    W. Thomas Morris, II
                                               Title:   Assistant Vice President

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